EXHIBIT 99.1


For Immediate Release                       For more information contact:
Tuesday, April 27, 2004                     Frank T. Kane, Vice President & CFO



                           Chromcraft Revington, Inc.
                          Reports First Quarter Results


     Delphi, Indiana, April 27, 2004 - Chromcraft Revington, Inc. (NYSE:CRC) today reported net earnings for the three months ended April 3, 2004 of $1,493,000, or $.36 per share on a diluted basis, as compared to $2,191,000, or $.52 per share on a diluted basis, for the prior year period. Sales for the first three months of 2004 decreased approximately 6% to $46,467,000 from $49,431,000 for the same period last year.

     As previously reported, the Company recorded a pre-tax charge of $1,100,000, or $.16 per share after-tax, in the first quarter of 2004 to reflect a minimum annual supplemental retirement benefit payable to Michael E. Thomas, Chairman, President and Chief Executive Officer. The charge resulted from an amendment to Mr. Thomas' employment and supplemental retirement agreements with the Company dated March 3, 2004.

     Sales for the quarter continued to be impacted by foreign import competition. First quarter shipments of residential and commercial furniture, particularly in bedroom furniture, were lower as compared to the same period in 2003. Mr. Thomas commented that the Company has continued to reduce costs and adjust its product sales mix in response to lower sales volume. He added that sales order backlog at April 3, 2004 was higher as compared to the end of the first quarter in 2003.

     Chromcraft Revington designs, manufactures and sells residential and commercial furniture throughout the United States under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet" brand names.



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

            Condensed Consolidated Statements of Earnings (unaudited)
                           Chromcraft Revington, Inc.
                      (In thousands, except per share data)

                                                          Three Months Ended
                                                       ------------------------
                                                         April 3,     March 29,
                                                          2004          2003
                                                        --------      --------

Sales                                                   $ 46,467      $ 49,431
                                                        --------      --------

Gross margin                                              10,708        11,035

Selling, general and administrative expenses               8,087         7,177
                                                        --------      --------

Operating income                                           2,621         3,858

Interest expense                                             197           324
                                                        --------      --------

Earnings before income tax expense                         2,424         3,534

Income tax expense                                           931         1,343
                                                        --------      --------

Net earnings                                            $  1,493      $  2,191
                                                        ========      ========

Earnings per share of common stock
      Basic                                             $    .36      $    .53
      Diluted                                           $    .36      $    .52


Shares used in computing earnings per share
      Basic                                                4,098         4,101
      Diluted                                              4,183         4,185


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         Condensed Consolidated Balance Sheets (unaudited)
                    Chromcraft Revington, Inc.
                          (In thousands)

                                                       April 3,       March 29,    December 31,
                                                         2004           2003           2003
                                                       --------       --------       --------
Accounts receivable                                    $ 21,635       $ 21,595       $ 17,768
Inventories                                              32,784         39,636         30,868
Prepaid expenses and other                                1,634          1,236          1,362
                                                       --------       --------       --------

      Current assets                                     56,053         62,467         49,998

Property, plant and equipment, net                       34,439         37,813         35,166
Other long-term assets                                      765          2,236            736
                                                       --------       --------       --------

      Total assets                                     $ 91,257       $102,516       $ 85,900
                                                       ========       ========       ========


Current portion of bank debt                           $  5,000       $  6,250       $  5,000
Accounts payable                                          5,356          6,075          4,642
Accrued liabilities                                      11,021         14,451         10,312
                                                       --------       --------       --------

      Current liabilities                                21,377         26,776         19,954

Bank debt                                                 8,500         21,100          7,050
Other long-term liabilities                               5,607          6,398          5,098
                                                       --------       --------       --------

      Total liabilities                                  35,484         54,274         32,102

Stockholders' equity                                     55,773         48,242         53,798
                                                       --------       --------       --------

      Total liabilities and stockholders' equity       $ 91,257       $102,516       $ 85,900
                                                       ========       ========       ========


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

         Condensed Consolidated Statements of Cash Flows (unaudited)
                         Chromcraft Revington, Inc.
                               (In thousands)

                                                                         Three Months Ended
                                                                      ------------------------
                                                                      April 3,       March 29,
                                                                        2004           2003
                                                                      -------        -------
Operating Activities
   Net earnings                                                       $ 1,493        $ 2,191
      Adjustments to reconcile net earnings to net cash
         provided by (used in) operating activities
           Depreciation expense                                           980          1,136
           Deferred income taxes                                         (460)           (46)
           Non-cash ESOP expenses                                         226            216
           Stock option compensation expense                               50             49
           Changes in assets and liabilities
               Accounts receivable                                     (3,867)        (3,053)
               Inventories                                             (1,916)           176
               Accounts payable and accrued liabilities                 1,452            354
               Other long-term liabilities                              1,003              6
               Other                                                     (332)           (18)
                                                                      -------        -------

   Cash provided by (used in) operating activities                     (1,371)         1,011
                                                                      -------        -------

Investing Activities
   Capital expenditures, net                                             (256)          (246)
                                                                      -------        -------

   Cash used in investing activities                                     (256)          (246)
                                                                      -------        -------

Financing Activities
   Net borrowing (repayment) under a bank revolving credit line         2,700           (700)
   Principal payment on bank term loan                                 (1,250)            --
   Stock repurchases                                                       --           (923)
   Proceeds from exercise of stock options                                177            858
                                                                      -------        -------

   Cash provided by (used in) financing activities                      1,627           (765)
                                                                      -------        -------

Net change in cash                                                         --             --

Cash at beginning of period                                                --             --
                                                                      -------        -------

Cash at end of period                                                 $    --        $    --
                                                                      =======        =======